United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2012

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Laclede Group, Inc.

On August 3, 2012, The Laclede Group, Inc. (“Company”) entered into a Note Purchase Agreement, dated as of August 3, 2012 (“Note Purchase Agreement”), among the Company and certain institutional purchasers (“Note Purchasers”) of the Company’s 3.31% Senior Notes due December 15, 2022 (“Notes”).  The Note Purchase Agreement provides that the Company will issue and sell in a private placement exempt from registration under the Securities Act of 1933, as amended, $25 million in aggregate principal amount of the Notes on December 14, 2012 or on such other business day thereafter on or prior to December 21, 2012 as may be agreed upon by the Company and the Note Purchasers.  The Notes will bear interest at the rate of 3.31% per annum, payable semi-annually on the 15th of June and December of each year.  The Notes are senior unsecured obligations of the Company and rank equal in right to payment with all other senior unsecured indebtedness of the Company.  The Company will use the proceeds from the sale of the Notes for general corporate purposes.

The Note Purchase Agreement contains affirmative and negative covenants customary for such agreements, including, among other things, limitations on certain types of acquisitions, investments, and sales of property.  It also contains a financial covenant limiting the Company’s consolidated debt to 70% of its consolidated capitalization.  It also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to other indebtedness of the Company in excess of $25 million, and the entry of certain judgments not appealed or satisfied.

The Note Purchase Agreement provides that the Company may at its option prepay at any time all, or from time to time any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus a “make-whole amount” determined for the prepayment date with respect to such principal amount.  The make-whole amount is an amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of Notes to be prepaid over the principal amount of such Notes, with the discounted value based on a discount factor equal to 0.50% over the yield to maturity of U.S. Treasury securities having a remaining average life comparable to the principal amount to be prepaid.

Laclede Gas Company

On August 3, 2012, Laclede Gas Company (“Laclede Gas”) entered into a Bond Purchase Agreement, dated as of August 3, 2012 (“Bond Purchase Agreement”), among Laclede Gas and certain institutional purchasers (“Bond Purchasers”) of Laclede Gas’s First Mortgage Bonds, 3.00% Series due March 15, 2023 (“2023 Bonds”) and 3.40% Series  due March 15, 2028 (“2028 Bonds” and, together with the 2023 Bonds, the “Bonds”).  The Bond Purchase Agreement provides that Laclede Gas will issue and sell in a private placement exempt from registration under the Securities Act of 1933, as amended, (i) $55 million in aggregate principal amount of the 2023 Bonds and (ii) $45 million in aggregate principal amount of the 2028 Bonds, on March 15, 2013 or on such other business day thereafter on or prior to March 22, 2013 as may be agreed upon by Laclede Gas and the Bond Purchasers.  The 2023 Bonds will bear interest at the rate of 3.00% per annum and the 2028 Bonds will bear interest at the rate of 3.40% per annum.  The interest on the Bonds is payable semi-annually on the 15th of March and September of each year.  The Bonds are secured by a Mortgage and Deed of Trust, dated as of February 1, 1945 (as amended and supplemented heretofore, the “Mortgage”), under which UMB Bank & Trust, N.A. is the present Trustee. The Mortgage will be supplemented by a Thirty-First Supplemental Indenture relating to the Bonds that will be dated on or about the date of issuance of the Bonds.  The Bonds will rank equal in right to payment with all other first mortgage bonds issued under the Mortgage.  Laclede Gas will use the proceeds from the sale of the Bonds to refinance existing indebtedness and for other general corporate purposes.

The Bond Purchase Agreement contains provisions similar to those in other supplemental indentures to the Mortgage, including, among other things, limitations on certain types of liens and the payment of dividends and other restricted payments.   It also contains customary events of default, including, without limitation, payment defaults, covenant defaults and certain events of bankruptcy and insolvency.  The Mortgage does not prevent Laclede Gas from consolidating with or merging into another corporation or from selling or leasing all or substantially all of its mortgaged property, provided that  (i) such transaction preserves and does not impair the lien of the Mortgage; (ii) any lease is subject to immediate termination by Laclede Gas or the Trustee during a completed default or by a purchaser of the property so leased at a sale of such property under the Mortgage; and (iii) the payment of principal and interest on the Bonds and the performance and observance of all of Laclede Gas’s covenants and conditions under the Mortgage are assumed by the successor corporation.

The Thirty-First Supplemental Indenture provides that Laclede Gas may at its option prepay at any time all, or from time to time any part of, the Bonds in an amount not less than 5% of the aggregate principal amount of the series of Bonds then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus a “make-whole amount” determined for the prepayment date with respect to such principal amount.  The make-whole amount is an amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of Bonds to be prepaid over the principal amount of such Bonds, with the discounted value based on a discount factor equal to 0.50% over the yield to maturity of U.S. Treasury securities having a remaining average life comparable to the principal amount to be prepaid.  In addition, Laclede Gas may redeem the Bonds in whole at a redemption price equal to 100% of the principal amount of the Bonds if all or substantially all of its property subject to the Mortgage is taken by eminent domain or sold to a government body or its designee.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: August 6, 2012	By:	/s/ S. P. Rasche
S. P. Rasche Senior Vice President, Finance and Accounting

LACLEDE GAS COMPANY
Date: August 6, 2012	By:	/s/ S. P. Rasche
S. P. Rasche Chief Financial Officer